Exhibit 99.1

Broadcom Inc. Announces Third Quarter Fiscal Year 2025 Financial Results and Quarterly Dividend

•Revenue of $15,952 million for the third quarter, up 22 percent from the prior year period
•GAAP net income of $4,140 million for the third quarter; Non-GAAP net income of $8,404 million for the third quarter
•Adjusted EBITDA of $10,702 million for the third quarter, or 67 percent of revenue
•GAAP diluted EPS of $0.85 for the third quarter; Non-GAAP diluted EPS of $1.69 for the third quarter
•Cash from operations of $7,166 million for the third quarter, less capital expenditures of $142 million, resulted in $7,024 million of free cash flow, or 44 percent of revenue
•Quarterly common stock dividend of $0.59 per share
•Fourth quarter fiscal year 2025 revenue guidance of approximately $17.4 billion, an increase of 24 percent from the prior year period
•Fourth quarter fiscal year 2025 Adjusted EBITDA guidance of 67 percent of projected revenue (1)

PALO ALTO, Calif. – September 4, 2025 – Broadcom Inc. (Nasdaq: AVGO), a global technology leader that designs, develops and supplies semiconductor and infrastructure software solutions, today reported financial results for its third quarter of fiscal year 2025, ended August 3, 2025, provided guidance for its fourth quarter of fiscal year 2025 and announced its quarterly dividend.

“Broadcom achieved record third quarter revenue on continued strength in custom AI accelerators, networking and VMware. Q3 AI revenue growth accelerated to 63% year-over-year to $5.2 billion,” said Hock Tan, President and CEO of Broadcom Inc. “We expect growth in AI semiconductor revenue to accelerate to $6.2 billion in Q4, delivering eleven consecutive quarters of growth, as our customers continue to strongly invest.”

“Consolidated revenue grew 22% year-over-year to a record $16.0 billion. Adjusted EBITDA increased 30% year-over-year to $10.7 billion reflecting strong operating leverage,” said Kirsten Spears, CFO of Broadcom Inc. “Free cash flow was a record $7.0 billion, up 47% year-over-year. Consistent with our commitment to return excess cash to shareholders, we returned $2.8 billion to shareholders in the third quarter through cash dividends.”

________________________________
(1) The Company is not readily able to provide a reconciliation of the projected non-GAAP financial information presented to the relevant projected GAAP measure without unreasonable effort.

Third Quarter Fiscal Year 2025 Financial Highlights

	GAAP			Non-GAAP
(Dollars in millions, except per share data)	Q3 25	Q3 24	Change	Q3 25	Q3 24	Change
Net revenue	$15,952	$13,072	+22%	$15,952	$13,072	+22%
Net income (loss)	$4,140	$(1,875)	+$6,015	$8,404	$6,120	+$2,284
Earnings (loss) per common share - diluted	$0.85	$(0.40)	+$1.25	$1.69	$1.24	+$0.45

(Dollars in millions)	Q3 25	Q3 24	Change
Cash flow from operations	$7,166	$4,963	+$2,203
Adjusted EBITDA	$10,702	$8,223	+$2,479
Free cash flow	$7,024	$4,791	+$2,233

Net revenue by segment
(Dollars in millions)	Q3 25		Q3 24		Change
Semiconductor solutions	$9,166	57%	$7,274	56%	+26%
Infrastructure software	6,786	43	5,798	44	+17%
Total net revenue	$15,952	100%	$13,072	100%

The Company’s cash and cash equivalents at the end of the fiscal quarter were $10,718 million, compared to $9,472 million at the end of the prior fiscal quarter.

During the third fiscal quarter, the Company generated $7,166 million in cash from operations and spent $142 million on capital expenditures, resulting in $7,024 million of free cash flow.

On June 30, 2025, the Company paid a cash dividend of $0.59 per share, totaling $2,786 million.

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below and presented in detail in the financial reconciliation tables attached to this release.

Fourth Quarter Fiscal Year 2025 Business Outlook

Based on current business trends and conditions, the outlook for the fourth quarter of fiscal year 2025, ending November 2, 2025, is expected to be as follows:

•Fourth quarter revenue guidance of approximately $17.4 billion; and
•Fourth quarter Adjusted EBITDA guidance of 67 percent of projected revenue.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The Company is not readily able to provide a reconciliation of projected Adjusted EBITDA to projected net income without unreasonable effort. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Quarterly Dividends

The Company’s Board of Directors has approved a quarterly cash dividend of $0.59 per share. The dividend is payable on September 30, 2025 to stockholders of record at the close of business (5:00 p.m. Eastern Time) on September 22, 2025.

Financial Results Conference Call

Broadcom Inc. will host a conference call to review its financial results for the third quarter of fiscal year 2025 and to discuss the business outlook today at 2:00 p.m. Pacific Time.

To Listen via Internet: The conference call can be accessed live online in the Investors section of the Broadcom website at https://investors.broadcom.com/.

Replay: An audio replay of the conference call can be accessed for one year through the Investors section of Broadcom’s website at https://investors.broadcom.com/.

Non-GAAP Financial Measures

The non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Broadcom believes non-GAAP financial information provides additional insight into the Company’s on-going performance. Therefore, Broadcom provides this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons.

In addition to GAAP reporting, Broadcom provides investors with net income, operating income, gross margin, operating expenses, cash flow and other data on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring and other charges, acquisition-related costs, including integration costs, non-GAAP tax reconciling adjustments, and other adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The exclusion of these and other similar items from Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Broadcom’s free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.

About Broadcom

Broadcom Inc. (NASDAQ: AVGO) is a global technology leader that designs, develops, and supplies a broad range of semiconductor, enterprise software and security solutions. Broadcom’s category-leading product portfolio serves critical markets including cloud, data center, networking, broadband, wireless, storage, industrial, and enterprise software. Our solutions include service provider and enterprise networking and storage, mobile device and broadband connectivity, mainframe, cybersecurity, and private and hybrid cloud infrastructure. Broadcom is a Delaware corporation headquartered in Palo Alto, CA. For more information, go to www.broadcom.com.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance, our plans and expectations with regard to our share repurchases, and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of Broadcom’s management, current information available to Broadcom’s management, and current market trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, undue reliance should not be placed on such statements.

Particular uncertainties that could materially affect future results include risks associated with: global economic conditions and uncertainty; government regulations, trade restrictions and trade tensions; global political and economic conditions relating to our international operations; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; cyclicality in the semiconductor industry or in our target markets; our acquisition of VMware, Inc., including our ability to realize the expected benefits; any acquisitions or dispositions we may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired businesses with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions; dependence on and risks associated with distributors and other channel partners of our products; dependence on senior management and our ability to attract and retain qualified personnel; our ability to protect against cybersecurity threats and a breach of security systems; our ability to make successful investments in research and development; our ability to continue achieving design wins with our customers, as well as the timing of any design wins; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities, warehouses or other significant operations; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our ability to improve our manufacturing capacity and quality; involvement in legal proceedings; ability of our software products to manage and secure IT infrastructures and environments; demand for our data center virtualization products and customer acceptance of our products, services and business strategy; compatibility of our software products with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; use of open source software in our products; sales to government customers; our ability to manage products and services lifecycles; quarterly and annual fluctuations in operating results; our competitive performance;

our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims, or other undetected defects or bugs; our compliance with privacy and data security laws; our provision for income taxes and overall cash tax costs; our ability to maintain tax concessions in certain jurisdictions; potential tax liabilities as a result of acquiring VMware; our significant indebtedness and the need to generate sufficient cash flows to service and repay such debt; the amount and frequency of our stock repurchase program; and other events and trends on a national, regional, industry-specific and global scale, including those of a political, economic, business, competitive and regulatory nature. We are not obligated to repurchase any specific amount of shares of common stock, and the stock repurchase program may be suspended or terminated at any time.

Our filings with the SEC, which are available without charge at the SEC’s website at https://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Ji Yoo
Broadcom Inc.
Investor Relations
650-427-6000
investor.relations@broadcom.com

(AVGO-Q)

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 3, 2025	May 4, 2025	August 4, 2024	August 3, 2025	August 4, 2024

Net revenue	$15,952	$15,004	$13,072	$45,872	$37,520
Cost of revenue:
Cost of revenue	3,704	3,296	3,133	10,273	9,389
Amortization of acquisition-related intangible assets	1,519	1,483	1,525	4,486	4,421
Restructuring charges	26	28	58	68	203
Total cost of revenue	5,249	4,807	4,716	14,827	14,013
Gross margin	10,703	10,197	8,356	31,045	23,507
Research and development	3,050	2,693	2,353	7,996	7,076
Selling, general and administrative	1,072	1,083	1,100	3,104	3,949
Amortization of acquisition-related intangible assets	507	506	812	1,524	2,431
Restructuring and other charges	187	86	303	445	1,215
Total operating expenses	4,816	4,368	4,568	13,069	14,671
Operating income	5,887	5,829	3,788	17,976	8,836
Interest expense	(807)	(769)	(1,064)	(2,449)	(3,037)
Other income, net	205	25	82	333	354
Income from continuing operations before income taxes	5,285	5,085	2,806	15,860	6,153
Provision for income taxes	1,145	120	4,238	1,252	4,190
Income (loss) from continuing operations	4,140	4,965	(1,432)	14,608	1,963
Loss from discontinued operations, net of income taxes	—	—	(443)	—	(392)
Net income (loss)	$4,140	$4,965	$(1,875)	$14,608	$1,571

Basic income (loss) per share:
Income (loss) per share from continuing operations	$0.88	$1.05	$(0.31)	$3.10	$0.43
Loss per share from discontinued operations	—	—	(0.09)	—	(0.09)
Net income (loss) per share	$0.88	$1.05	$(0.40)	$3.10	$0.34

Diluted income (loss) per share:
Income (loss) per share from continuing operations	$0.85	$1.03	$(0.31)	$3.02	$0.41
Loss per share from discontinued operations	—	—	(0.09)	—	(0.08)
Net income (loss) per share	$0.85	$1.03	$(0.40)	$3.02	$0.33

Weighted-average shares used in per share calculations:
Basic	4,714	4,707	4,663	4,705	4,606
Diluted	4,860	4,826	4,663	4,841	4,762

Stock-based compensation expense included in continuing operations:
Cost of revenue	$251	$203	$174	$607	$505
Research and development	1,573	1,169	877	3,564	2,621
Selling, general and administrative	498	399	330	1,202	1,230
Total stock-based compensation expense	$2,322	$1,771	$1,381	$5,373	$4,356

BROADCOM INC.
FINANCIAL RECONCILIATION: GAAP TO NON-GAAP — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 3, 2025	May 4, 2025	August 4, 2024	August 3, 2025	August 4, 2024

Gross margin on GAAP basis	$10,703	$10,197	$8,356	$31,045	$23,507
Amortization of acquisition-related intangible assets	1,519	1,483	1,525	4,486	4,421
Stock-based compensation expense	251	203	174	607	505
Restructuring charges	26	28	58	68	203
Acquisition-related costs	—	—	—	—	9
Gross margin on non-GAAP basis	$12,499	$11,911	$10,113	$36,206	$28,645

Research and development on GAAP basis	$3,050	$2,693	$2,353	$7,996	$7,076
Stock-based compensation expense	1,573	1,169	877	3,564	2,621
Acquisition-related costs	—	—	2	—	3
Research and development on non-GAAP basis	$1,477	$1,524	$1,474	$4,432	$4,452

Selling, general and administrative expense on GAAP basis	$1,072	$1,083	$1,100	$3,104	$3,949
Stock-based compensation expense	498	399	330	1,202	1,230
Acquisition-related costs	7	90	79	204	451
Selling, general and administrative expense on non-GAAP basis	$567	$594	$691	$1,698	$2,268

Total operating expenses on GAAP basis	$4,816	$4,368	$4,568	$13,069	$14,671
Amortization of acquisition-related intangible assets	507	506	812	1,524	2,431
Stock-based compensation expense	2,071	1,568	1,207	4,766	3,851
Restructuring and other charges	187	86	303	445	1,215
Acquisition-related costs	7	90	81	204	454
Total operating expenses on non-GAAP basis	$2,044	$2,118	$2,165	$6,130	$6,720

Operating income on GAAP basis	$5,887	$5,829	$3,788	$17,976	$8,836
Amortization of acquisition-related intangible assets	2,026	1,989	2,337	6,010	6,852
Stock-based compensation expense	2,322	1,771	1,381	5,373	4,356
Restructuring and other charges	213	114	361	513	1,418
Acquisition-related costs	7	90	81	204	463
Operating income on non-GAAP basis	$10,455	$9,793	$7,948	$30,076	$21,925

Interest expense on GAAP basis	$(807)	$(769)	$(1,064)	$(2,449)	$(3,037)
Loss on debt extinguishment	53	—	83	118	105
Interest expense on non-GAAP basis	$(754)	$(769)	$(981)	$(2,331)	$(2,932)

Other income, net on GAAP basis	$205	$25	$82	$333	$354
(Gains) losses on investments	10	9	6	23	(18)
Gain from sale of business	(163)	—	—	(163)	—
Other	19	(3)	—	(15)	—
Other income, net on non-GAAP basis	$71	$31	$88	$178	$336

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 3, 2025	May 4, 2025	August 4, 2024	August 3, 2025	August 4, 2024

Provision for income taxes on GAAP basis	$1,145	$120	$4,238	$1,252	$4,190
Non-GAAP tax reconciling adjustments (1)	223	1,148	(3,303)	2,657	(1,629)
Provision for income taxes on non-GAAP basis	$1,368	$1,268	$935	$3,909	$2,561

Net income (loss) on GAAP basis	$4,140	$4,965	$(1,875)	$14,608	$1,571
Amortization of acquisition-related intangible assets	2,026	1,989	2,337	6,010	6,852
Stock-based compensation expense	2,322	1,771	1,381	5,373	4,356
Restructuring and other charges	213	114	361	513	1,418
Acquisition-related costs	7	90	81	204	463
Loss on debt extinguishment	53	—	83	118	105
(Gains) losses on investments	10	9	6	23	(18)
Gain from sale of business	(163)	—	—	(163)	—
Other	19	(3)	—	(15)	—
Non-GAAP tax reconciling adjustments (1)	(223)	(1,148)	3,303	(2,657)	1,629
Loss from discontinued operations, net of income taxes	—	—	443	—	392
Net income on non-GAAP basis	$8,404	$7,787	$6,120	$24,014	$16,768

Net income (loss) on GAAP basis	$4,140	$4,965	$(1,875)	$14,608	$1,571
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	2,026	1,989	2,337	6,010	6,852
Stock-based compensation expense	2,322	1,771	1,381	5,373	4,356
Restructuring and other charges	213	114	361	513	1,418
Acquisition-related costs	7	90	81	204	463
Loss on debt extinguishment	53	—	83	118	105
(Gains) losses on investments	10	9	6	23	(18)
Gain from sale of business	(163)	—	—	(163)	—
Other	19	(3)	—	(15)	—
Non-GAAP tax reconciling adjustments (1)	(223)	(1,148)	3,303	(2,657)	1,629
Loss from discontinued operations, net of income taxes	—	—	443	—	392
Other Adjustments:
Interest expense	754	769	981	2,331	2,932
Provision for income taxes on non-GAAP basis	1,368	1,268	935	3,909	2,561
Depreciation	142	142	149	426	437
Amortization of purchased intangibles and right-of-use assets	34	35	38	106	110
Adjusted EBITDA	$10,702	$10,001	$8,223	$30,786	$22,808

Weighted-average shares used in per share calculations - diluted on GAAP basis	4,860	4,826	4,663	4,841	4,762
Non-GAAP adjustment (2)	112	111	254	94	106
Weighted-average shares used in per share calculations - diluted on non-GAAP basis	4,972	4,937	4,917	4,935	4,868

Net cash provided by operating activities	$7,166	$6,555	$4,963	$19,834	$14,358
Purchases of property, plant and equipment	(142)	(144)	(172)	(386)	(426)
Free cash flow	$7,024	$6,411	$4,791	$19,448	$13,932

Fiscal Quarter Ending
November 2,
Expected average diluted share count (3):	2025

Weighted-average shares used in per share calculation - diluted on GAAP basis	4,881
Non-GAAP adjustment (2)	89
Weighted-average shares used in per share calculation - diluted on non-GAAP basis	4,970

(1) Non-GAAP tax reconciling adjustments included a one-time discrete non-cash tax provision of $4.5 billion from the impact of an intra-group transfer of certain IP rights to the United States as a result of supply chain realignment for the fiscal quarter and three fiscal quarters ended August 4, 2024.
(2) Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. For the fiscal quarter ended August 4, 2024, non-GAAP adjustment included the dilutive effect of the equity awards that were antidilutive on a GAAP basis.
(3) Excludes the effects of potential share repurchases.

BROADCOM INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(IN MILLIONS)

	August 3, 2025	November 3, 2024

ASSETS
Current assets:
Cash and cash equivalents	$10,718	$9,348
Trade accounts receivable, net	6,494	4,416
Inventory	2,180	1,760
Other current assets	5,606	4,071
Total current assets	24,998	19,595
Long-term assets:
Property, plant and equipment, net	2,451	2,521
Goodwill	97,801	97,873
Intangible assets, net	34,344	40,583
Other long-term assets	6,027	5,073
Total assets	$165,621	$165,645

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,432	$1,662
Employee compensation and benefits	1,719	1,971
Short-term debt	1,399	1,271
Other current liabilities	12,154	11,793
Total current liabilities	16,704	16,697
Long-term liabilities:
Long-term debt	62,830	66,295
Other long-term liabilities	12,810	14,975
Total liabilities	92,344	97,967

Stockholders’ equity:
Preferred stock	—	—
Common Stock	5	5
Additional paid-in capital	69,011	67,466
Retained earnings	4,040	—
Accumulated other comprehensive income	221	207
Total stockholders' equity	73,277	67,678
Total liabilities and equity	$165,621	$165,645

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 3, 2025	May 4, 2025	August 4, 2024	August 3, 2025	August 4, 2024

Cash flows from operating activities:
Net income (loss)	$4,140	$4,965	$(1,875)	$14,608	$1,571
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of intangible and right-of-use assets	2,060	2,024	2,375	6,116	6,962
Depreciation	142	142	149	426	437
Stock-based compensation	2,322	1,771	1,388	5,373	4,427
Deferred taxes and other non-cash taxes	284	(571)	3,638	(983)	2,833
Loss on debt extinguishment	53	—	83	118	105
Non-cash interest expense	82	94	115	273	336
Other	(23)	40	158	58	266
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	(937)	(590)	835	(2,066)	2,078
Inventory	(163)	(109)	(52)	(420)	16
Accounts payable	136	(613)	373	(236)	206
Employee compensation and benefits	511	287	291	(110)	(118)
Other current assets and current liabilities	(999)	(55)	(1,345)	(1,028)	(3,913)
Other long-term assets and long-term liabilities	(442)	(830)	(1,170)	(2,295)	(848)
Net cash provided by operating activities	7,166	6,555	4,963	19,834	14,358
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	—	—	(2)	—	(25,978)
Proceeds from sales of businesses	300	—	3,485	300	3,485
Purchases of property, plant and equipment	(142)	(144)	(172)	(386)	(426)
Purchases of investments	(99)	(57)	(73)	(261)	(145)
Sales of investments	51	78	5	147	136
Other	(16)	(10)	2	(13)	(10)
Net cash provided by (used in) investing activities	94	(133)	3,245	(213)	(22,938)
Cash flows from financing activities:
Proceeds from long-term borrowings	6,960	749	4,975	10,695	34,985
Payments on debt obligations	(6,750)	—	(9,202)	(14,840)	(12,136)
Proceeds from (repayments of) commercial paper, net	(3,373)	(119)	—	488	—
Payments of dividends	(2,786)	(2,785)	(2,452)	(8,345)	(7,330)
Repurchases of common stock - repurchase program	—	(2,450)	—	(2,450)	(7,176)
Shares repurchased for tax withholdings on vesting of equity awards	(58)	(1,766)	(1,350)	(3,860)	(4,012)
Issuance of common stock	—	118	—	118	64
Other	(7)	(4)	(36)	(57)	(52)
Net cash provided by (used in) financing activities	(6,014)	(6,257)	(8,065)	(18,251)	4,343

Net change in cash and cash equivalents	1,246	165	143	1,370	(4,237)
Cash and cash equivalents at beginning of period	9,472	9,307	9,809	9,348	14,189
Cash and cash equivalents at end of period	$10,718	$9,472	$9,952	$10,718	$9,952

Supplemental disclosure of cash flow information:
Cash paid for interest	$602	$700	$816	$1,973	$2,512
Cash paid for income taxes	$822	$608	$585	$1,834	$2,323